Exhibit (j)




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the reference to us in this Registration Statement of DWS RREEF Global Infrastructure Fund on Form N-1A under the heading "Independent Registered Public Accounting Firm".

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 18, 2008